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                                                                   EXHIBIT 10.12


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                            ASSET PURCHASE AGREEMENT

                            dated as of July 23, 1998

                                 by and between

                      TRI-STATE OUTDOOR MEDIA GROUP, INC.,

                                       AND

                               BOONE COMPANY, INC.

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                                      INDEX

1.    DEFINITIONS......................................................1
2.    PURCHASE AND SALE OF THE ASSETS; CLOSING.........................1
      2.1    Agreement to Purchase and Sell............................1
      2.2    Purchased Assets..........................................1
      2.3    Agreement to Assume Certain Liabilities...................2
      2.4    Excluded Liabilities......................................3
      2.5    Closing...................................................3
      2.6    Purchase Price............................................3
      2.7    Transactions at the Closing...............................4
      2.8    Third Party Consents......................................4
3.    REPRESENTATIONS AND WARRANTIES OF SELLER.........................4
      3.1    Organization and Good Standing............................5
      3.2    Authority; No Conflict....................................5
      3.3    Solvency..................................................6
      3.4    Books and Records.........................................6
      3.5    Structures................................................6
      3.6    Permits...................................................6
      3.7    Site Leases and Advertising Contracts.....................6
      3.8    Omitted...................................................7
      3.9    Title, Encumbrances.......................................7
      3.10   Financial Statements......................................7
      3.11   Taxes.....................................................8
      3.12   Compliance with Legal Requirements........................8
      3.13   Legal Proceedings; Orders.................................8
      3.14   Other Contracts...........................................8
      3.15   Insurance.................................................8
      3.16   Environmental Matters.....................................8
      3.17   Intangible Property.......................................9
      3.18   Relationships with Affiliates.............................9
      3.19   Brokers or Finders........................................9
      3.20   Employee Benefits Matters.................................9
      3.21   Bulk Sales...............................................10
      3.22   Employees; Labor Matters.................................10
      3.23   Indebtedness, Encumbrances and Security Interests........10
      3.24   Omitted..................................................11
      3.25   Billboard Income.........................................11
      3.26   Disclosure...............................................11
4.    REPRESENTATIONS AND WARRANTIES OF BUYER.........................11
      4.1    Organization and Good Standing...........................11
      4.2    Authority; No Conflict...................................11
      4.3    Certain Proceedings......................................11


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      4.4     Brokers or Finders......................................12
5.    COVENANTS OF SELLER.............................................12
      5.1     Access and Investigation................................12
      5.2     Due Diligence...........................................12
      5.3     Operation of the Purchased Assets.......................12
      5.4     Best Efforts............................................12
      5.5     Negative Covenant.......................................13
      5.6     Required Approvals and Consents.........................13
      5.7     Notification............................................13
      5.8     No Negotiation..........................................13
      5.9     Tax Clearance...........................................13
      5.10    Maintenance of Permits..................................13
6.    COVENANTS OF BUYER..............................................14
      6.1     Required Approvals......................................14
      6.2     Best Efforts............................................14
      6.3     Notification............................................14
7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.............15
      7.1     Accuracy of Representations.............................15
      7.2     Seller's Performance....................................15
      7.3     Consent...................................................
      7.4     Additional Documents....................................15
      7.5     No Proceedings..........................................15
      7.6     No Prohibition..........................................16
      7.7     No Material Adverse Change..............................16
      7.8     Due Diligence...........................................16
      7.9     Satisfaction of Indebtedness............................16
8.    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE............16
      8.1     Accuracy of Representations.............................16
      8.2     Buyer's Performance.....................................16
      8.3     Additional Documents....................................16
      8.4     No Proceedings..........................................17
      8.5     No Prohibition..........................................17
9.    TERMINATION.....................................................17
      9.1     Termination Events......................................17
      9.2     Effect of Termination...................................17
10.   IDENTIFICATION; REMEDIES........................................18
      10.1  Indemnification and Payment of Damages by
            Seller and the Indemnifying Stockholders..................18
      10.2  Indemnification and Payment of Damages by Buyer...........18
      10.3  Procedure for Indemnification Third Party Claims..........19
      10.4  Procedure for Indemnification Other Claim.................20
      10.5  Survival/Limitations......................................20


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11.     NON-COMPETITION AND NON-SOLICITATION..........................20
      11.   Non-Competition...........................................20
      11.2  Non-Solicitation..........................................20
      11.3  Enforcement...............................................20
      11.4  Survival..................................................21
12.   OMITTED.........................................................21
13.   GENERAL PROVISIONS..............................................21
      13.1    Expenses................................................21
      13.2    Headings; Construction..................................21
      13.3    Public Announcements; Confidentiality...................21
      13.4    Availability of Equitable Remedies......................22
      13.5    Notices.................................................22
      13.6    Further Assurances......................................23
      13.7    Waiver..................................................23
      13.8    Entire Agreement and Modification.......................23
      13.9    Assignments, Successors, and No Third-Party Rights......23
      13.10   Severability............................................24
      13.11   Risk of Loss............................................24
      13.12   Post-Closing Access.....................................24
      13.13   Applicable Law and Venue................................24
      13.14   Counterparts............................................24
14.   OMITTED.........................................................24


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            EXHIBITS

Exhibit A - Definitions

Exhibit B - Bill of Sale, Assignment and Assumption Agreement

Exhibit C - Areas of Non-Competition

Exhibit D - Parcel Lease

Exhibit E - Seller's Compliance Certificate

Exhibit F - Opinion of Seller's Counsel

Exhibit G - Buyer's Compliance Certificate

Exhibit H - Opinion of Buyer's Counsel

           SCHEDULES

Schedule 2.2(a) - Structures

Schedule 2.2(b) - Site Leases

Schedule 2.2(c) - Advertising Contracts

Schedule 2.2(d) - Permits

Schedule 3. 1 0 - Financial Statements

          DISCLOSURE SCHEDULE

Part 3.2(b)       Part 3.9(b) Part 3.20

Part 3.2(c)       Part 3.12   Part 3.22

Part 3.5          Part 3.13   Part 3.23

Part 3.6          Part 3.14

Part 3.7          Part 3.16

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is entered into as of July 23, 1998, by and between TRI-STATE OUTDOOR MEDIA GROUP, INC., a Kansas corporation ("Buyer"), and BOONE COMPANY, INC., a Georgia corporation ("Seller") (Buyer and Seller are sometimes herein referred to individually as a "Party" and collectively as the ("Parties").

                                    RECITALS

      Seller is engaged in the business of owning and operating outdoor signs and billboards and otherwise providing outdoor advertising services (the "Business") in Lowndes County, Georgia (the "Territory"). Seller desires to sell and assign certain outdoor advertising assets to Buyer, and Buyer desires to purchase such assets and to assume certain liabilities associated with such assets, pursuant to the terms, conditions, limitations and exclusions contained in this Agreement.

                                    AGREEMENT

      The Parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the terms listed on Exhibit A attached hereto have the meanings specified or referred to in Exhibit A .

2.    PURCHASE AND SALE OF THE ASSETS; CLOSING

      2.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Seller hereby agrees to grant, sell, assign, transfer, convey and deliver all right, title and interest in and to the Purchased Assets, free and clear of any Encumbrances or Security Interests, and Buyer hereby agrees to buy and acquire the Purchased Assets from Seller, and to assume the Assumed Liabilities upon the terms and conditions set forth in this Agreement.

      2.2 Purchased Assets. The Purchased Assets are those assets of Seller used in the Business listed below:

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            (a) all of the billboard displays and other out-of-home advertising structures, together with all components, fixtures, parts, appurtenances, and equipment attached to or made a part thereof that are existing, under construction or for which Seller has any rights (including at least 13 structures and 50 sign faces) (collectively, the "Structures"), including, without limitation, all of tile Structures listed on Schedule 2.2(a);

            (b) all leases, licenses, easements, other rights of ingress or egress, and all other grants of the right to place, construct, own, operate or maintain billboard displays and other out-of-home advertising structures (including, without limitation, the Structures) on land, buildings and other real property owned by third parties, and all rights therein (collectively, the "Site Leases"), including, without limitation, those Site Leases listed on
Schedule 2.2(b):

            (c) all of the rights under existing and pending sales and advertising contracts associated with the Business, all rights to the advertising copy displayed on the Structures as of the Closing Date, all other rights to collect and receive income from the use of the Structures and security deposits, if any, with respect thereto (collectively, the "Advertising Contracts"), including, without limitation, all of the Advertising Contracts listed on Schedule 2.2(k);

            (d) subject to the provisions of Section 5.10, all state and local licenses or permits/tags which Seller has or has an interest in with respect to the Business and all other Governmental Authorizations that are required for the operation of the Business (collectively, the "Permits"), including, without limitation, all of the Permits listed on Schedule 2.2(d);

            (e) all accounts receivable, prepaid items and other assets of the Business as of the Closing Date that would be reflected as current assets on a balance sheet of the Business as of the Closing Date prepared in a manner consistent with Section 3. 10(a), but excluding cash and cash equivalents;

            (f)   all pertinent Books and Records;

            (g) the Intangible Property (it being understood that as to Seller's trade name "Boone Company, Inc.", Buyer shall be entitled to use such name in connection with its operation of the Purchased Assets and Seller shall be entitled to retain the use of this name as its corporate name and in connection with the operation by Seller of those businesses conducted by it which does not constitute part of the Business); and

            (h) all rights (including any benefits arising therefrom), causes of action, claims and demands of whatever nature (whether or not liquidated) of Seller relating to the Purchased Assets, including, without limitation, condemnation rights and proceeds, and all rights against suppliers under warranties covering any of the Purchased Assets.

      2.3 Agreement to Assume Certain Liabilities. At the Closing, Buyer shall assume and agree to discharge and perform only those liabilities and obligations that are set forth on Schedule 2.3 or arise or are attributable to events occurring on or after the Closing Date pursuant to the Site Leases and the Advertising Contracts listed on Schedules 2.2(b) and 2.2(c), respectively (the "Assumed Liabilities"), but to the extent and only to the extent that:



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            (a) Such obligations are performable on or after the Closing Date;
and

            (b) Such obligations are attributable to periods arising on or after the Closing Date.

The assumption by Buyer of any Assumed Liabilities shall not be deemed to modify or amend Seller's representations and warranties contained herein or in any way impair Buyer's right to rely upon such representations and warranties or to obtain indemnification pursuant to Article 10 hereof for any breach of such representations and warranties.

     2.4 Excluded Liabilities. All claims against and liabilities and obligations of Seller not specifically assumed by Buyer pursuant to Section 2.3, including, without limitation, the following claims against and liabilities of Seller (the "Excluded Liabilities"), are excluded, and shall not be assumed or discharged by Buyer, and shall be discharged in full when due by Seller:

            (a) Any liabilities to the extent not attributable to the Purchased Assets;

            (b) Any liability for Taxes arising prior to or as a result of the sale of the Purchased Assets under this Agreement;

            (c) Any liabilities for or related to indebtedness of Seller to banks, financial institutions, or other Persons;

            (d) Any liabilities of Seller for or with respect to any employees of Seller, including, without limitation, any liabilities pursuant to any compensation, collective bargaining, pension, retirement, severance, termination, or other benefit plan, agreement or arrangement;

            (e) Any liabilities of Seller with respect to any other business of Seller; and

            (f) Any other liabilities of Seller, whether absolute or contingent, that are attributable to or arise from facts, events, or conditions that occurred or came into existence prior to the Closing (except to the extent that Buyer shall assume the Assumed Liabilities as set forth in Section 2.3), whether or not such liabilities are asserted or claimed prior to the Closing or thereafter.

      2.5 Closing. The purchase and sale of the Purchased Assets (the "Closing") provided for in this Agreement will take place at the offices of Coleman, Talley, Newbern, Kurrie, Preston & Holland, L.L.P., 910 North Patterson Street, Valdosta, Georgia 31601 on the date which is twenty-one (21) days after the full execution of this Agreement, or such earlier or later time and place as the Parties may agree in writing. The effective time of the Closing shall be 12: 01 a.m., Eastern Standard Time, on the Closing Date.



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      2.6 Purchase Price. In consideration for the Purchased Assets, Buyer shall assume the Assumed Liabilities, and pay an amount (the "Purchase Price") equal to One Million Two Hundred Thousand Dollars ($1,200,000.00). The Parties agree to cooperate with each other in determining and reaching an agreement in writing on the allocation of the Purchase Price among the Purchased Assets on or prior to Closing.

      2.7 Transactions at the Closing. The following transactions shall take place at the Closing:

            (a) Seller shall enter into (as applicable) and/or deliver to Buyer:
(i) the Bill of Sale, Assignment and Assumption Agreement; (ii) a lease or leases covering each of the thirteen (13) structures described in Section 2.2(a) in the form of Exhibit D annexed hereto (the "Parcel Leases") (which Parcel Lease(s) shall provide for a term of twenty (20) years, annual rental payments per Structure of $4,000.00 for each of years one through seven and $5,000.00 for each of years eight through twenty, and the right of Buyer to remove any Structure from the leased property) and dan appropriate memorandum of lease;
(iii) Required Consents; (iv) satisfactory evidence of the release of any Encumbrances or Security Interests on the Purchased Assets; (v) all applicable Tax Clearances; and (vi) other instruments of transfer, and all other related documents as may be necessary to effect the sale and assignment of the Purchased Assets in accordance with the terms hereof. Seller shall also deliver to Buyer all Books and Records with respect to the Purchased Assets, including the originals of the Advertising Contracts, Site Leases and Permits.

            (b) Buyer shall deliver the Purchase Price at the Closing to an account or accounts designated by Seller by wire transfer of immediately available funds.

            (c) Buyer shall enter into (as applicable) and deliver to Seller:
(i) the Bill of Sale, (ii) the Parcel Lease and a memorandum of lease, and (iii) other assumption agreements, instruments and other documents as may be reasonably necessary to evidence the assumption by Buyer of the Assumed Liabilities.

            (d) The Parties shall also deliver to each other the agreements, instruments, opinions, certificates, and other documents referred to in this Agreement.

      2.8 Third Party Consents. To the extent that Seller's rights under any Advertising Contract, Site Lease, Permit or other interest in the Purchased Assets may not be assigned without the consent of a third party and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Buyer, to the maximum extent permitted by law and any terms of or limitations relating to such asset, shall use their Best Efforts to obtain for Buyer the benefits thereunder, and shall cooperate to the maximum extent permitted by law and any terms of or limitations relating to such asset in any reasonable arrangement designed to provide such benefits to Buyer, including any sublease or subcontract or similar arrangement, and if Buyer has obtained such benefits, Buyer shall discharge Seller's obligations thereunder arising from and after the Closing Date, except for those obligations arising because of Seller's breach.

      3.    REPRESENTATIONS AND WARRANTIES OF SELLER

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            Seller represents and warrants to Buyer as follows:

            3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to conduct the Business as it is now being conducted, to own or use the Purchased Assets, and to perform all its obligations. Seller has delivered to Buyer true and complete copies of its Organizational Documents, as currently in effect. Seller is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure to be qualified would not have a Material Adverse Effect on Seller or the Business. Seller has no subsidiaries.

            3.2   Authority: No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of any documents to be executed at Closing pursuant to this Agreement (collectively, the "Closing Documents"), such Closing Documents will constitute the legal, valid, and binding obligations of Seller, as applicable, enforceable against it in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Closing Documents to which it is a party and to perform its obligations thereunder. The Indemnifying Stockholders are all the shareholders, beneficially and of record, of Seller. The execution, delivery and performance of this Agreement has been specifically authorized by all the shareholders and directors of Seller.

            (b) Except as set forth in Part 3.2(b) of the Disclosure Schedule, neither the execution and delivery by Seller of this Agreement nor the consummation or performance by Seller of any of the Contemplated Transactions will:

                  (i) conflict with, violate or result in a breach of (A) any provision of the Organizational Documents of Seller; (B) any Order or Legal Requirement to which Seller, the Business or any of the Purchased Assets may be subject; or (C) any Governmental Authorization held by Seller or that otherwise relates to the Business or the Purchased Assets; or

                  (ii) (A) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which Seller is a party or any material interest or rights of Seller in or to the Purchased Assets; or (B) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.

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            (c) Except as set forth in Part 3.2(c) of the Disclosure Schedule,
Seller is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions (any such Consents set forth on Part 3.2(c) of the Disclosed Schedule are referred to as "Required Consents").

            3.3 Solvency. By consummating the transactions contemplated hereby, Seller does not intend to hinder, delay or defraud any of Seller's present or future creditors. Before giving effect to the transactions contemplated hereby, Seller has been paying its debts as they become due in the Ordinary Course of Business and, after giving effect to the transactions contemplated hereby, Seller will have paid or discharged all of its debts (or made adequate provision for the payment thereof) with respect to the Purchased Assets.

            3.4 Books and Records. The books of account, and other Books and Records of Seller maintained in connection with the Purchased Assets, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Buyer shall have full access to the Books and Records (and the right to make copies of same) prior to, at and after the Closing, and this provision shall survive the Closing.

            3.5 Structures. Seller owns all of the Structures. Except as set forth in Part 3.5 of the Disclosure Schedule, each Structure (a) has a written Site Lease and is located entirely on property covered by a Site Lease, (b) complies in all material respects with the terms of the Permits and applicable Legal Requirements pertaining to it, (c) is in condition to accept faces and in adequate condition and repair for its current use, and (d) is not currently the subject of any dispute with any lessor, any lessee or owner of adjacent property or any other Person.

            3.6 Permits. Except as set forth in Part 3.6 of the Disclosure Schedule, (a) the Permits constitute all necessary licenses, permits, registrations and approvals necessary pursuant to all applicable Legal Requirements to install, operate and maintain the Structures for off-premises advertising, (b) Seller is in material compliance with the terms of the Permits;
(c) each Permit is in full force and effect and Seller is not aware of any fact or event which constitutes a material violation of any Permit, and (d) Seller has not received written notice that any Governmental Body issuing any Permit intends to cancel, terminate, modify or amend any Permit.



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

            3.7 Site Leases and Advertising Contracts. Seller has delivered to Buyer true and complete copies of all Advertising Contracts and the Site Leases to which Seller is a party or by which Seller or any of the Purchased Assets is bound, and all Site Leases and Advertising Contracts are listed on Schedules 2.2(b) and 2.2(c), respectively. Except as set forth on Part 3.7 of the Disclosure Schedule, all sales made to advertisers in connection with the Structures have been made pursuant to Advertising Contracts. The Site Leases and the Advertising Contracts are in full force and effect, and are binding upon the parties thereto. Except as set forth in Part 3.7 of the Disclosure Schedule, (x) to the Knowledge of Seller, no default by Seller or any other Person has occurred under the Site Leases or Advertising Contracts and (y) to the Knowledge of Seller, no event, occurrence or condition exists which (with or without notice or lapse of time or the happening of any future event or condition) would become a default by Seller thereunder or would entitle any other party to terminate a Site Lease or Advertising Contract to make a claim or set-off against Seller or otherwise to amend such Site Lease or Advertising Contract or prevent such Site Lease or Advertising Contract from being renewed in accordance with its terms. Except as set forth in Part 3.7 of the Disclosure Schedule, Seller has not received any written notice of default, termination or non-renewal under any Site Lease or Advertising Contract. On the Closing Date, all Site Lease rents and other charges and all liabilities with respect to the Purchased Assets obligations shall be paid in full through the calendar month in which the Closing occurs.

            3.8   Omitted.

            3.9   Title, Encumbrances.

                  (a) Seller has good title to all of the Purchased Assets. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the Purchased Assets or any interest therein.

                  (b) Except as set forth in Part 3.9(b) of the Disclosure Schedule none of the Structures or Site Leases are subject to zoning, use, or building code restrictions that will prohibit the continued effective ownership, leasing or other use of such assets as currently owned and used by Seller. Seller has not received any notice of pending or Threatened claims, Proceedings, planned public -improvements, annexations, special assessments, reasonings or other adverse claims affecting the structures or Site Leases.

            3.10  Financial Statements.


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                  (a) Seller has delivered to Buyer certain financial statements with respect to Seller, copies of which are annexed hereto as Schedule 3. 10.
The Financial Statements have been prepared using accounting methods consistently applied during the periods covered thereby and are (i) complete and correct in all material respects, and (ii) present fairly in all material respects the financial condition of the Seller at the dates of said statements and the results of the operations of the Seller and cash flows for the periods covered thereby. There has been no Material Adverse Change in the financial condition of the Business, Seller or Purchased Assets since June 29, 1998.

                  (b) As of the date hereof and as of the Closing Date, Seller had and will have no liabilities with respect to the Business or the Purchased Assets (which liabilities, when taken individually or in the aggregate are material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Seller with respect to the Business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except
(i) liabilities reflected in the Financial Statements or the notes thereto, (ii) Advertising Contracts, or (iii) liabilities incurred in the Ordinary Course of Business since June 29, 1998.

            3.11 Taxes. With respect to the Purchased Assets and the Business:

                  (a) Seller has filed or caused to be filed all Tax Returns that are or were required to be filed by Seller, pursuant to applicable Legal Requirements. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller.

                  (b) No unpaid Taxes create an Encumbrance on the Purchased Assets, except for ad valorem taxes on the Structures. Seller has provided to Buyer a copy of the 1997 ad valorem tax bill on the Structures, wherein the total taxes for 1997 was $816.66.

                  (c) Buyer shall not be liable for any Taxes of Seller as a result of the Contemplated Transactions.

            3.12 Compliance with Legal Requirements. Except as set forth in Part
3.12 of the Disclosure Schedule, (a) Seller has complied with all Legal Requirements applicable to Seller's ownership or use of the Purchased Assets and operation of the Business, and (b) Seller has not received any notice (written or oral) of any violation or failure to comply with any Legal Requirements relating to the Business, the Purchased Assets or their use or operation which violation or failure has not been cured.

            3.13 Legal Proceedings: Orders. Except as set forth in Part 3.13 of the Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Seller, Threatened against Seller or affecting any of the Purchased Assets and there is no Order to which Seller or the Purchased Assets is subject.

            3.14 Other Contracts. Seller is not a party to or bound by any Other Contract, except as disclosed in Part 3.14 of the Disclosure Schedule.

            3.15 Insurance. Seller maintains (and shall through and including the Closing Date maintain) in full force and effect policies of fire and other casualty, liability, title and other forms of insurance covering the Purchased Assets and the Business, and the operation thereof, of the types and with the amounts of coverage as are consistent with industry standards for outdoor advertising businesses.

            3.16 Environmental Matters. Except as set forth in Part 3.16 of the Disclosure Schedule with respect to the Purchased Assets and the Real Property and the use or operation thereof. (a) Seller is, and has been, in compliance with all Environmental Laws; (b) Seller has timely filed all reports, obtained all required approvals and permits relating to the Business, and generated and maintained all data, documentation and records under any applicable Environmental Laws; (c)



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

to the Knowledge of Seller, there has not been any Release of Hazardous Materials at or in the vicinity of any real property covered by a Site Lease or a Parcel Lease or on which a Structure is located) or in areas for which Seller would have responsibility under Environmental Laws; (d) Seller has not received any written notice from any Governmental Body or private or public entity advising it that it is or may be responsible for response costs with respect to a Release, a threatened Release or clean up of Hazardous Materials produced by, or resulting from, its Business, operations or processes; and (e) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or accessible by Seller pertaining to Hazardous Materials in, on, or under the properties included in the Purchased Assets.

            3.17 Intangible Property. Seller uses no Intangible Property in connection with the operation of the Purchased Assets except for the Permits, the Books and Records, the trade name "Boone Company, Inc." and licenses for commonly available software programs under which Seller is the licensee.

            3.18 Relationships with Affiliates. Except as set forth on Part 3.18 of the Disclosure Schedule, Seller is not a party to any contract with a Related Person of Seller relating to the Purchased Assets or the Business associated therewith. Neither Seller nor any Related Persons of Seller is the owner (of record or as a beneficial owner) of an equity interest or any other financial or profit interest in, a Person (other than Seller) that has business dealings or a material financial interest in an transaction with Seller involving the Purchased Assets or the Business associated therewith. Seller has not, in the three (3) years immediately preceding the date hereof, entered into any agreement with or engaged in any transaction with Affiliates of Seller or a Related Person of Seller for the provision of any services or the purchase, sale or other transfer of assets.

            3.19 Brokers or Finders. Seller and its shareholders, directors, and Representatives have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            3.20 Employee Benefits Matters. Except as disclosed on Part 3.20 of the Disclosure Schedule, with respect to Seller:

                  (a) Seller does not maintain and has never maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2), that is or was subject to Title IV of ERISA.

                  (b) Seller does not have and has not ever had, any past, present or future obligation or liability to contribute any "multi-employer plan," as defined in ERISA Section 3(37).

                  (c) Seller does not have any written or oral employee benefit plans, contracts, agreements, incentives or arrangements, including without limitation, pension and profit sharing plans, savings plans, incentive compensation, medical, life, dental or disability plans or severance agreements.

For purposes of this Section 3.20, the term "Seller" shall be deemed to include any other corporation, trade, business or other entity, other than Seller, which would, together with Seller, now or in the past constitute a single employer within the meaning of Section 414 of the IRC.

      3.21 Bulk Sales. Neither the sale by Seller to Buyer of the Purchased Assets nor the transfer by Seller to Buyer of the Assumed Liabilities as contemplated in this Agreement constitutes a "bulk sale" (as that term is defined by the Uniform Commercial Code), and the completion of the transactions contemplated in this Agreement shall not subject Buyer to any (i) claims relating to or liabilities resulting from the operations or obligations of Seller, or (ii) liabilities or obligations with respect to Taxes, all of which liabilities and obligations shall be the sole responsibility of Seller.

      3.22 Employees: Labor Matters. All employees of Seller are employees at will. Except as disclosed on Part 3.22 of the Disclosure Schedule, no employee, agent or consultant of Seller is a party to any agreement governing such employee's agent's or consultant's employment or engagement, as the case may be, with Seller. As of the date hereof Seller employs (and as of the Closing Date Seller shall employ) less than fifty (50) employees. Seller has made no warranty, representation or agreement, either in writing or orally, to any employee of Seller that Buyer intends to employ such employee on or after the Closing Date. Seller consents to Buyer communicating with the employees, consultants and independent contractors of Seller on or prior to the Closing Date, and Seller shall cooperate in connection therewith. Seller is not a party to any collective bargaining agreement with respect to any of its employees nor are any employees of Seller covered by any collective bargaining agreement. No labor organization or group of employees has made a demand for recognition, has filed a petition seeking a representation proceeding or given Seller notice of any intention to hold an election of a collective bargaining organization. There are no known writs, actions, claims or legal, administrative, arbitration or other proceedings or governmental investigations pending or Threatened or involving or alleging civil rights violations, unfair labor investigations practice claims, back pay orders or other similar claims or proceedings. Seller is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown, or stoppage pending or threatened against or involving the employees of Seller; no grievance or any arbitration proceeding is pending or threatened against Seller and no claim therefor exists.

      3.23 Indebtedness, Encumbrances and Security Interests. Except as set forth on Part 3.23 of the Disclosure Schedule, all of the Purchased Assets are owned by Seller free and clear of all Encumbrances and Security Interests. Set forth on Part 3.23 of the Disclosure Schedule attached hereto is a list of all Encumbrances, Security Interests and all indebtedness of the Seller, including the respective names and addresses of the obligors and obligees, amount of the indebtedness and security for the indebtedness, and the secured parties, debtor and collateral with respect to any Security Interests, as applicable, if any. All such Encumbrances, Security Interests and indebtedness shall be satisfied and discharged at or before the Closing. There are no mortgages or other liens (except for real property taxes not yet due and payable) affecting the real property covered by the Parcel Leases.

      3.24  Omitted.

      3.25 Billboard Income. The net monthly billings on Advertising Contracts with an original term of at least twelve (12) months in effect as of the date hereof and on the Closing date are, and on the Closing Date shall be, not less than $ 18,640.00 (exclusive of poster contract billings).

      3.26 Disclosure. No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedule contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas.

      4.2   Authority, No Conflict

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Closing Documents to which Buyer is a party, such Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents to which Buyer is a party.

            (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any material Contract to which Buyer is a party or by which Buyer may be bound.

      4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.

      4.4 Brokers or Finders. Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.    COVENANTS OF SELLER

1. 5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, afford Buyer and its Representatives reasonable access during normal business hours to Seller's personnel, properties, Books and Records, and other documents and data relating to the Purchased Assets and the Business, and furnish Buyer and its Representatives with copies of the same. In addition to the foregoing, Seller (without additional consideration therefor to be paid to Seller, but with any reasonable out-of-pocket expenses payable to non-Affiliates incurred by Seller to be paid by Buyer), shall, at all reasonable times before the Closing if called upon by Buyer, use reasonable efforts to cooperate with and assist Buyer in the preparation of financial statements by Buyer which may include the operation of the Business prior to the Closing Date.

      5.2 Due Diligence. Buyer shall have the right, and Seller shall afford access to Buyer and its Representatives, at all reasonable times upon advance notice to perform due diligence on the Purchased Assets.

      5.3 Operation of the Purchased Assets. Between the date of this Agreement and the Closing Date, Seller will:

            (a)   operate the Business only in the Ordinary Course of Business;

            (b) use its Best Efforts to maintain the Purchased Assets, and maintain the relations and good will with advertisers, landlords and others associated with the operation of the associated Business;

            (c) not enter into any new Advertising Contract or Site Lease not in the Ordinary Course of Business; and

            (d) not bill any party for payments (or accept any payments) under any Advertising Contract for any period after the end of the calendar month in which the Closing Date occurs, and if Seller receives any such payments it shall promptly pay the same to Buyer.

      5.4 Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Section 7 to be satisfied.

      5.5 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will operate the Business consistent in all material respects with past practice, except as otherwise provided in this Agreement.

      5.6 Required Approvals and Consents. As promptly as practicable after the date of this

Agreement, Seller will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions and use its Best Efforts to obtain such of the Consents identified in Section 3.2(c) for the transfer of the Purchased Assets.

      5.7 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller become aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

      5.8 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, neither Seller nor any Affiliate will, nor will it permit its Representatives to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer or its Representatives) relating to or affecting any transaction involving the sale of the Purchased Assets.

      5.9 Tax Clearance. Seller shall obtain certificates of clearances for Taxes ("Tax Clearances") from the state of Georgia and applicable local jurisdictions (if any), certifying as to the payment by or on behalf of Seller of all Taxes due on or prior to the Closing Date (including, without limitation, in connection with the Contemplated Transactions).

      5.10 Maintenance of Permits. From and after the Closing, Seller shall maintain the Permits in its name in good standing at all times. Seller's obligation to so maintain the Permits shall include, without limitation, the following obligations on the part of Seller:

            (a) Seller shall pay all periodic fees payable to any Governmental Body with respect to the Permits on or before the due date hereof, and Buyer shall reimburse Seller therefor within thirty (30) days after Seller delivers to Buyer an invoice therefor; provided that Seller shall provide evidence of its payment of such fees within five (5) days.

            (b) Seller shall comply with all Legal Requirements applicable to the maintenance of the Permits.

            (c) Seller shall not withdraw, modify, amend or otherwise alter any Permit.

            (d) Seller shall not sell, transfer, assign or otherwise hypothecate any of the Permits, or any interest therein, without the prior written consent of Buyer, which consent may be withheld (reasonably or unreasonably) by Buyer in its sole discretion.

            (e) Seller, upon receipt by it, shall immediately deliver to Buyer copies of all notices or correspondence received with respect to any Permit (including, without limitation, notice of any Order or Proceeding).

            (f) If Seller shall default in its obligations under this Section 5.10, Buyer, at its option, may elect to cause Seller to assign any one or more Permits to Buyer, in which case Seller shall execute and deliver to Buyer such instruments of transfer as requested by Buyer.

            (g) If Buyer shall incur any expense as a result of any default by Seller in its obligations under this Section 5.10, Buyer shall be entitled to offset any such expense against rental payments under the Parcel Leases.

      The provisions of this Section 5.10 shall survive the Closing until the expiration of the Parcel Leases at which time the Permits shall be the sole property of Seller.

6.    COVENANTS OF BUYER

      6 .1 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions.

      6.2 Best Efforts. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied, provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

      6.3 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      7.1 Accuracy of Representations. Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, and Buyer shall have received a certificate of an executive officer of Seller in the form of Exhibit E annexed hereto, dated as of the Closing Date, as to such accuracy.

      7.2 Seller's Performance. The covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects, and Buyer shall have received a certificate of an executive officer of Seller in the form of Exhibit E annexed hereto, dated as of the Closing Date, as to such compliance.

      7.3 Consents. Each of the Consents required pursuant to Section 3.2(c) shall have been obtained and shall be in full force and effect.

      7.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

            (a) an opinion of Coleman, Talley, Newbern, Kurrie, Preston & Holland, L.L.P., counsel to Seller, dated as of the Closing Date in the form of Exhibit F annexed hereto,

            (b) the deliveries required from Seller in Section 2.7;

            (c) resolutions of all the shareholders and directors of Seller confirming the authorization of the execution and delivery of this Agreement and the Contemplated Transactions; and

            (d) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this
Section 7, or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced and pending or Threatened by any Person any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (ii) that prevents, makes illegal, or otherwise materially interferes with any of the Contemplated Transactions or seeks to do any of the foregoing, or (iii) that involves any material claim against Seller.

      7.6 No Prohibition. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits or restricts the consummation of the Contemplated Transactions.

      7.7 No Material Adverse Change. There shall not have been a Material Adverse Change since the date hereof.

      7.8 Due Diligence. On or before the date which is ten (10) days after the full execution of this Agreement, Buyer's due diligence investigation and review of the Purchased Assets and the Assumed Liabilities shall not reveal any fact or circumstance not acceptable to Buyer in Buyer's sole and absolute discretion.

      7.9 Satisfaction of Indebtedness. At or prior to the Closing, Seller shall have repaid in full all outstanding indebtedness of Seller to the extent affecting the Purchased Assets and shall cause all Security Interests affecting the Purchased Assets to be extinguished.

8.    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

      Seller's obligation to sell the Purchased Assets and Seller's obligation to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

      8.1 Accuracy of Representations. Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects in all respects as of the Closing Date as if made on the Closing Date, and Seller shall have received a certificate of an executive officer of Buyer in the form of Exhibit G annexed hereto, dated as of the Closing Date, as to such accuracy.

      8.2 Buyer's Performance. The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects, and Seller shall have received a certificate of an executive officer of Buyer in the form of Exhibit G annexed hereto, dated as of the Closing Date, as to such compliance.

      8.3 Additional Documents. Buyer must have caused the following documents to be delivered to Seller:

            (a) an opinion of St. John & Wayne, L.L.C., dated the Closing Date in the form of Exhibit H annexed hereto;

            (b) the deliveries required from Buyer in Section 2.7;

            (c) resolutions of all the directors of Buyer confirming the authorization of the execution and delivery of this Agreement and the Contemplated Transactions; and

            (d) such other documents as Seller may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this
Section 8, or (ii) otherwise facilitating the consummation of any of the Contemplated Transactions.

      8.4 No Proceedings. Since the date of this Agreement, there must not have been commenced and pending or Threatened any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that prevents, makes illegal, or otherwise materially interferes with any of the Contemplated Transactions or seeks to do any of the foregoing.

      8.5 No Prohibition. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits or restricts the consummation of the Contemplated Transactions.

9.    TERMINATION

      9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a)   by mutual written consent of Buyer and Seller;

            (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date; or (ii) by Seller if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived in writing such condition on or before the Closing Date; or

            (c) by Buyer, on the one hand, or Seller, on the other hand, if the Closing has not occurred (other than through the failure of the other Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 1, 1998, or such later date as the Parties may agree upon.

      9.2 Effect of Termination. Each Party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 13.1 and 13.3 will survive; provided, however, if (a) Seller shall default in its obligations under this Agreement to consummate the Contemplated Transactions (other than as a result of Buyer's default under this Agreement), and Seller shall fail to cure such default within fourteen (14) days after receipt of written notice of default from Buyer, then Buyer shall have the right to pursue any or all legal and equitable remedies, separately or simultaneously (including, without limitation, (1) the right to terminate this Agreement, or (2) specific performance), which will survive the termination unimpaired, and the obligations in Sections 13.1 and 13.3 will survive; and (b) Buyer shall default in its obligations under this Agreement to consummate the Contemplated Transactions (other than as a result of Seller's default under this Agreement), and Buyer shall fail to cure such default within fourteen (14) days after receipt of written notice of default from Seller, then Buyer shall pay to Seller, as Seller's sole remedy (in lieu of any and all remedies), the sum of $5,000.00 which sum shall constitute the agreed and liquidated damages for such termination and/or failure to close by Buyer, and the obligations in Sections
13.1 and 13.3 will survive. The remedies set forth in this Section 9.2 apply only to the failure of Buyer or Seller to consummate the Contemplated Transactions, and not with respect to any obligations specified herein that survive the Closing or termination of this Agreement.

10.   INDEMNIFICATION; REMEDIES

      10.1 Indemnification and Payment of Damages by Seller and the Indemnifying Stockholders. Seller and the Indemnifying Stockholders will, jointly and severally, indemnify and hold harmless Buyer and its stockholders, controlling Persons and Affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability (whether absolute or contingent), claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any breach of any representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Seller pursuant to this Agreement;

            (b) any breach by Seller of any covenant or obligation of Seller in this Agreement or an certificate or document delivered by Seller pursuant to this Agreement;

            (c) the failure of Seller to satisfy and discharge any Excluded Liabilities;

            (d) any default by Seller under any Site Lease, Advertising Contract or Permit which occurred or accrued prior to the Closing;

            (e) the failure of Seller to comply with bulk sales or other similar laws in any applicable jurisdiction; and

            (f) facts, events or conditions that occurred or came into existence prior to the Closing (except to the extent that Buyer shall have assumed the same as set forth in Section 2.3), whether or not such Damages are asserted or claimed prior to the Closing or thereafter.

      10.2 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller and its stockholders, controlling Persons and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

            (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement; and

            (b) the failure to pay Assumed Liabilities after the Closing.

      10.3  Procedure for Indemnification -- Third Party Claims.

            (a) Promptly after receipt by an Indemnified Person under Section
10.1 or 10.2 of notice of any claim against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

            (b) If any claim referred to in Section 10.3(a) is brought against an Indemnified

Person and it gives written notice to the Indemnifying Party of such claim, the Indemnifying Party may, at its option, assume the defense of such claim with counsel satisfactory to the Indemnified Person and, after written notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such claim subsequently incurred by the Indemnified Person in connection with the defense of such claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a claim, (i) no compromise or settlement of such claim may be effected by the Indemnifying Party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. Subject to Section 10.3(c), if notice is given to an Indemnifying Party of any claim and the Indemnifying Party does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

            (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such claim, but the Indemnifying Party will not be bound by any- determination of a claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

      10.4 Procedure for Indemnification -- Other Claim. A claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice to the Indemnifying Party from whom indemnification is sought.

      10.5 Survival/Limitations. The Parties hereto agree that (i) the covenants and agreements contained in this Agreement and any document delivered pursuant hereto and the representations and warranties contained in this Agreement shall survive until ninety (90) days after the-expiration of all applicable statutes of limitation with respect to the subject matter thereof, and (ii) any indemnification claim for a breach of the foregoing must be made in writing in accordance with the provisions of this Article 10 within the applicable survival period for the underlying representation, warranty or covenant. The expiration of the applicable survival period will not extinguish an indemnification claim properly made prior to such expiration in accordance with this Article 10.

11. NON-COMPETITION AND NON-SOLICITATION.

      11.1 Non-Competition. Seller, the Indemnifying Stockholders and Bowling D. Miller each hereby agrees that for a period of ten (10) years after the Closing Date, such Person will not, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in outdoor advertising activities (including the ownership and/or operation of outdoor signs and billboards) in those areas described in Exhibit C annexed hereto; provided, however, the foregoing shall not prevent any such entity or person from owning beneficially or of record up to five percent (5%) of the outstanding securities of a publicly-held corporation which engages in competitive activities.

      11.2 Non-Solicitation. For a period of ten (10) years after the Closing Date, Seller, the Indemnifying Stockholders and Bowling D. Miller each agree that he or it will (i) not solicit, recruit or hire, or attempt to solicit, recruit or hire, directly or indirectly, any of the employees of Buyer or its Affiliates; (ii) refrain from soliciting, or attempting to solicit, directly or indirectly, any business from any customer of Buyer, or actively pursue prospective customers, with whom Buyer had material contact at any time during the previous five (5) years for purposes of providing outdoor (including, without limitation, out-of-home advertising) products or services of the type offered or provided by Buyer (Buyer's customers to include customers of Seller); and (iii) refrain from soliciting, or attempting to solicit, directly or indirectly, any real estate location used by Buyer from any land owner (or its successor or assigns) who leases to Buyer (including without limitation land owners under the Site Leases), or actively pursue prospective land owners with whom Buyer or Seller had material contact during the previous five (5) years.

      11.3 Enforcement. Seller, the Indemnifying Stockholders and Bowling D. Miller acknowledge that a breach of the covenants in this Section 11 would cause irreparable harm to Buyer and its Affiliates for which there is not adequate remedy at law. Seller, the Indemnifying Stockholders and Bowling D. Miller consent to the issuance of an injunction in favor of Buyer and its Affiliates enjoining the breach of this provision. Notwithstanding the foregoing, in addition to any equitable remedies available to Buyer, Buyer shall be entitled to any and all remedies at law or equity, including, without limitation, injunctive relief, monetary damages, an accounting for profits and/or the imposition of a constructive trust. In the event that any court of competent jurisdiction should construe any geographical limitation, the scope, or the time period contained in this restrictive covenant to be too broad, so as to be unenforceable, it is the intention of the patties that the court should modify the covenant(s) to provide that the restrictions as herein contained shall apply and be enforceable to the maximum extent permitted by law for such restrictions, and further upon such determination, to enforce the covenant as so modified.

      11.4 Survival. The provisions of this Section 11 shall survive the Closing; provided, however, if Buyer is in default under the Parcel Leases after any applicable cure period, and all the Parcel Leases shall be terminated by an appropriate court order for which all rights of appeal shall have lapsed, the provisions of this Section 11 shall terminate.

12.   OMITTED.

13.   GENERAL PROVISIONS

      13.1 Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, brokers or finders, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party. Each Party hereto shall indemnify the other for its failure to pay any brokerage or finders' fees or agents' commission or similar payment incurred by such Party or its Representatives in connection with this Agreement.

      13.2 Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13.3 Public Announcements, Confidentiality. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller agree in writing, provided that the parties shall reasonably cooperate in such announcements, and provided further that nothing contained herein shall prevent any party from at any time furnishing information required by a Governmental Body. Unless consented to by Buyer and Seller in advance or required by Legal Requirements, prior to the Closing, each Party shall, and shall cause their respective Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. All confidential information and documents made available to the Buyer by Seller or its Representatives with respect to the Business shall be kept in strict confidence, and not made available to any third party other than absolutely necessary for the purposes of concluding the Contemplated Transactions. In the event the Contemplated Transactions for any reason are not concluded, all documents or documents compiled from information supplied or obtained hereunder, and copies thereof, shall be returned to Seller and the Confidential Information obtained shall in no way be used by the Buyer or communicated to any third party, except as required by law or court order. This representation shall survive the termination of this Agreement.

      13.4 Availability of Equitable Remedies. The Parties acknowledge and agree that (i) a breach of the provisions of this Agreement could not adequately be compensated by money damages, and (ii) any Party shall (except as otherwise expressly provided in this Agreement) be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach and to specific performance of this Agreement, and no bond or other security shall be required in connection therewith.

      13.5 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

      If to Seller:
            Boone Company, Inc.
            2102 Boone Dairy Road
            Valdosta, Georgia 31601
            Attention:  Bowling D. Miller, President
            Telephone  No.: (912)333-0653
            Facsimile  No.:
      With a copy to:
            Coleman, Talley, Newbern, Kurrie, Preston & Holland, L.L.P. 910 North Patterson Street
            Valdosta, Georgia 31601
            Attention: Thompson Kurrie, Jr., Esq.
            Telephone No.: (912)242-7562
            Facsimile No.: (912)333-0885
      If to Buyer, to:
            Tri-State Outdoor Media Group, Inc.
            P.O. Box 1247
            3416 Highway 41 South
            Tifton, Georgia 31793
            Attention: Sheldon G. Hurst, President
            Telephone No.: (912) 382-2980
            Facsimile No.: (912) 386-0203
      With a copy to:
            St. John & Wayne, L.L.C.
            Two Penn Plaza East
            Newark, New Jersey 07105
            Attention: David C. Freinberg, Esq.
            Telephone  No.: (973) 491-3600
            Facsimile  No.: (973) 491-3555

Notices given by an attorney for a Party shall be deemed to be a notice given by such Party.

      13.6 Further Assurances. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      13.7 Waiver. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      13.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

      13.9 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer (provided that Buyer shall remain liable for the obligations of such assignee under this Agreement). This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the Parties, and their successors, by liquidation or otherwise, and their permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

      13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      13.11 Risk of Loss. Except as otherwise expressly provided in this Agreement, material risk of loss or damage to the Purchased Assets from any cause whatsoever prior to the Closing shall be borne by Seller, and after the Closing shall be borne by Buyer.

      13.12 Post-Closing Access. Buyer agrees that all Books and Records delivered to Buyer by Seller pursuant to this Agreement shall be maintained open for inspection by Seller at any time during regular business hours upon reasonable notice for a period of three (3) years (or for such longer period as may be required by applicable Legal Requirements) following the Closing and that, during such period, Seller, at its expense, may make such copies thereof as it may reasonably desire. Seller agrees that all books and records relating to the Purchased Assets and retained by Seller shall be maintained open for inspection by Buyer at any time during regular business hours for a period of three (3) years (or for such longer period as may be required by applicable Legal Requirements) following the Closing and that, during such period, Buyer, at its expense, may make such copies thereof as it may reasonably desire. In addition to the foregoing, Seller (without additional consideration therefor to be paid to Seller, but with any reasonable out-of-pocket expenses payable to non-Affiliates incurred by Seller to be paid by Buyer), shall, at all reasonable times after the Closing if called upon by Buyer, use reasonable efforts to cooperate with and assist Buyer in the preparation of financial statements by Buyer which may include the operation of the Business prior to the Closing Date. Nothing contained in this Section 13.12 shall obligate any Party hereto to make available any books and records if to do so would violate the terms of any Contract or Legal Requirement to which it is a party or to which it or its assets are subject. This provision shall survive the Closing.

      13.13 Applicable Law and Venue. This Agreement is made in and shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. Seller and Buyer hereby consent to the personal jurisdiction of the courts of Georgia in Lowndes County for all matters relating to or arising from this Agreement.

      13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14.   OMITTED

      IN WITNESS WHEREOF, the Parties have executed, seated and delivered this Asset Purchase Agreement as of the date first written above.

                                    BUYER:

                                    TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                    By:   /s/ Anthony S. LaMarca
                                         ----------------------------
                                    Name: Anthony S. LaMarca
                                    Title:      Vice President

                                    SELLER:

                                    BOONE COMPANY, INC.

                                    By:   /s/ Bowling D. Miller
                                        ---------------------------
                                    Name: Bowling D. Miller
                                    Title:      President

                                    INDEMNIFYING STOCKHOLDERS:
                                    (As to Articles 10 and 11 only)

                                    /s/ Samuel J. Boone
                                    -------------------
                                    Samuel J. Boone

                                    /s/ Cherylene B. Miller
                                    -----------------------
                                    Cherylene B. Miller

                                    /s/ Alana B. Folsom
                                    -------------------
                                    Alana B. Folsom

                                    /s/ Barry A. Boone
                                    ------------------
                                    Barry A. Boone

                                    /s/ Bowling D. Miller
                                    ---------------------
                                    Bowling D. Miller